Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements on Form S-4 (No. 333-62938, No. 333-74761 and No. 333-138439) of Cardinal Health, Inc., and
(2)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-91600, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725 and No. 333-144368) of Cardinal Health, Inc.,
of our reports dated August 22, 2007, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc., Cardinal Health, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cardinal Health, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2007.
/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Columbus, Ohio
August 22, 2007